As filed with the Securities and Exchange Commission on July 29, 1996

                                                   Registration No. 333-_____

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              THE SOUTHERN COMPANY
             (Exact name of registrant as specified in its charter)

             Delaware                                58-0690070
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation or organization)



                           270 Peachtree Street, N.W.
                             Atlanta, Georgia 30303
                              770-393-0650
               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            TOMMY CHISHOLM, Secretary
                              THE SOUTHERN COMPANY
                           270 Peachtree Street, N.W.
                             Atlanta, Georgia 30303
                                  404-506-0540
  (Name, address, including zip code, and telephone number, including area code, of agent for service)


              The Commission is requested to mail signed copies of all
                   orders, notices and communications to:

               W. L. WESTBROOK                   JOHN D. McLANAHAN, ESQ.
          Financial Vice President                TROUTMAN SANDERS LLP
            THE SOUTHERN COMPANY               600 Peachtree Street, N.E.
         270 Peachtree Street, N.W.                    Suite 5200
           Atlanta, Georgia 30303              Atlanta, Georgia 30308-2216



     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

                          -----------------------------


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ____



                         CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                  Proposed          Proposed
   Title of Each Class          Amount            Maximum            Maximum               Amount of
      of Securities              to be        Aggregate Price       Aggregate            Registration
    to be Registered          Registered         Per Unit*      Offering Price*              Fee
- ------------------------   ----------------   ----------------  ---------------        ----------------
Common Stock, par value    25,000,000 shares       $22 1/4       $556,250,000             $191,811
$5 per share
========================   ================   ================  ===============        ================

         *These figures are based upon the average of the high and low prices on July 23, 1996, as reported by The Wall Street Journal in its report of NYSE-Composite Transactions, and are used solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         The within Prospectus contains the information required by Rule 429 of the Commission under the Securities Act of 1933 with respect to 9,400,000 shares of common stock, par value $5 per share, of the registrant remaining unsold under Registration Statement No. 33-51433, as amended.

===============================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                    SUBJECT TO COMPLETION
                                  DATE OF ISSUANCE: JULY 29, 1996




PROSPECTUS
- ----------
                              THE SOUTHERN COMPANY
                                  Common Stock
                            (Par Value $5 Per Share)
                 -----------------------------------------------

         The Southern Company ("SOUTHERN") may sell up to 34,400,000 shares of its common stock, par value $5 per share, in one or more transactions. This Prospectus may be supplemented by one or more Prospectus Supplements which will reflect the terms of any such transaction or transactions. See "Plan of Distribution."

         The outstanding shares of common stock of SOUTHERN are listed on the New York Stock Exchange, and the shares of Stock offered hereby are expected to be listed on such Exchange subject to notice of issuance. On July 26, 1996, the last sale price of SOUTHERN's common stock, as reported by The Wall Street Journal, was $22 1/2.

                            -----------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -----------------------


                     The date of this Prospectus is ____ __, 1996.

         No broker, dealer, salesman or other person has been authorized to give any information or to make any representations not contained or incorporated in this Prospectus or any accompanying Prospectus Supplement in connection with the offering made hereby or thereby and, if given or made, such information or representations must not be relied upon as having been so authorized. This Prospectus and any accompanying Prospectus Supplement do not constitute an offer of any securities other than the registered securities to which they relate, or an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus or any accompanying Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the respective dates of this Prospectus and any such Prospectus Supplement.

                            -----------------------

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS, DEALERS OR AGENTS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF SOUTHERN AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                            -----------------------

         SOUTHERN is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the offices of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.; 500 West Madison Street, Suite 1400, Chicago, Ill.; and 13th Floor, Seven World Trade Center, New York, N.Y. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants including SOUTHERN that file electronically at http://www.sec.gov. The common stock of SOUTHERN is listed on the New York Stock Exchange, where reports, proxy statements and other information concerning SOUTHERN can be inspected.

                            -----------------------

         SOUTHERN HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO HEREIN UNDER THE CAPTION "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO TOMMY CHISHOLM, SECRETARY, THE SOUTHERN COMPANY, 270 PEACHTREE STREET, N.W., ATLANTA, GEORGIA 30303, (404) 506-0540.

                              THE SOUTHERN COMPANY

         SOUTHERN was incorporated under the laws of Delaware on November 9, 1945. SOUTHERN is domesticated under the laws of Georgia and is qualified to do business as a foreign corporation under the laws of Alabama. The principal executive offices of SOUTHERN are located at 270 Peachtree Street, N.W., Atlanta, Georgia 30303, and the telephone number is (770) 393-0650.

         SOUTHERN owns all the outstanding common stock of Alabama Power Company ("ALABAMA"), Georgia Power Company ("GEORGIA"), Gulf Power Company ("GULF"), Mississippi Power Company ("MISSISSIPPI") and Savannah Electric and Power Company ("SAVANNAH") (ALABAMA, GEORGIA, GULF, MISSISSIPPI and SAVANNAH being collectively referred to herein as the "operating affiliates"), each of which is an operating public utility company, and of Southern Company Services, Inc. (the system service company). ALABAMA and GEORGIA each owns 50% of the outstanding common stock of Southern Electric Generating Company ("SEGCO"). The operating affiliates supply electric service in the states of Alabama, Georgia, Florida, Mississippi and Georgia, respectively, and SEGCO owns generating units at a large electric generating station which supplies power to ALABAMA and GEORGIA. SOUTHERN also owns all the outstanding common stock of Southern Electric International, Inc. ("SEI"), The Southern Development and Investment Group, Inc. ("SDIG"), Southern Nuclear Operating Company, Inc. ("Southern Nuclear") and Southern Communications Services, Inc. ("Southern Communications"). SEI designs, builds, owns and operates power production and delivery facilities and provides a broad range of technical services to industrial companies and utilities in the United States and a number of international markets. SDIG explores, develops and markets energy management services and other business lines relating to SOUTHERN's core business of generating and distributing energy. Southern Nuclear provides services to the Southern electric system's nuclear plants. Southern Communications provides digital wireless communications services to the operating affiliates and regional non-affiliates.

                                 USE OF PROCEEDS

         Except as may be otherwise described in a Prospectus Supplement, SOUTHERN proposes to use the net proceeds from the sale of the shares of common stock offered hereby (the "Stock"), together with treasury funds and the proceeds from the sales of common stock through operation of its dividend reinvestment and stock purchase plan, its employee savings plan and its employee stock ownership plan, to make additional investments in the common equities of its subsidiaries and for other corporate purposes.

                            DIVIDENDS AND PRICE RANGE

         The table below sets forth, for the periods indicated, the high and low sales prices of SOUTHERN's common stock as reported by The Wall Street Journal as NYSE-Composite Transactions. The price range and dividend information included herein reflects the two-for-one stock split effected in the form of a stock distribution by SOUTHERN in February 1994.

Year       High          Low        By Quarters        High        Low
- ----       ----          ---        -----------        ----        ----
1991       17 3/8        12 7/8     1994
                                    First Quarter     22          18 1/2
1992       19 1/2        15 1/8     Second Quarter    20 1/2      17 3/4
                                    Third Quarter     20          17
1993       23 5/8        18 3/8     Fourth Quarter    21          18 1/4

1994       22            17         1995
                                    First Quarter      21 1/2      19 3/8
1995       25            19 3/8     Second Quarter     22 7/8      20 1/8
                                    Third Quarter      24          21 1/8
                                    Fourth Quarter     25          22 3/4

                                    1996
                                    First Quarter      25 7/8      22 3/8
                                    Second Quarter     24 5/8      21 1/4
                                    Third Quarter      24 5/8      22 1/8
                                    (through July 26,
                                     1996)


         The last sale price of the common stock on July 26, 1996, as reported by The Wall Street Journal, was $22 1/2 per share. The consolidated book value per share of SOUTHERN's common stock at June 30, 1996 was $13.26.

         Dividends have been paid on the common stock without interruption since 1949 when SOUTHERN was organized. The following table sets forth the dividends paid during the period 1991-1995 and the first two quarters of 1996. Future dividends will depend on future earnings, the financial condition of SOUTHERN and the operating affiliates and other factors.


              Common Dividends                                Common Dividends
Period            Per Share                Period                 Per Share
- ------        ----------------            -------             ----------------
1991             $1.07             1994 (first quarter)              $.295
                                        (second quarter)              .295
1992              1.10                  (third quarter)               .295
                                        (fourth quarter)              .295
1993              1.14
                                   1995 (first quarter)               .305
1994              1.18                  (second quarter)              .305
                                        (third quarter)               .305
1995              1.22                  (fourth quarter)              .305

                                   1996 (first quarter)               .315
                                        (second quarter)              .315
                                        (third quarter)               .315*


         *A dividend of 31 1/2(cent) per share was declared on July 19, 1996, to be paid September 6, 1996 to stockholders of record on August 5, 1996.

         SOUTHERN has a dividend reinvestment and stock purchase plan pursuant to which registered owners of shares of SOUTHERN's common stock may purchase additional shares by having dividends automatically reinvested, or by making supplemental optional cash purchases (not more than $6,000 per quarter), or both. For information concerning the dividend reinvestment and stock purchase plan, write Southern Company Services, Inc., Stockholder Services Department,
P. O. Box 88300, Atlanta, Georgia 30356-8300.

                           DESCRIPTION OF COMMON STOCK

         The authorized capital stock of SOUTHERN currently consists of 1,000,000,000 shares of common stock, par value $5 per share. As of June 30, 1996, there were 673,649,062 shares of common stock issued and outstanding.

         All shares of common stock of SOUTHERN participate equally with respect to dividends and rank equally upon liquidation. Each holder is entitled to one vote for each share held and to cumulative voting at elections of directors. The vote of two-thirds of the outstanding common stock is required to authorize or create preferred stock or to effect certain changes in charter provisions affecting the common stock. No stockholder is entitled to preemptive rights.

         The shares of Stock offered hereby will be fully paid and nonassessable by SOUTHERN.

         The income of SOUTHERN is derived mainly from equity in earnings of its operating affiliates. At June 30, 1996, $2,022,722,000 of consolidated retained earnings, of a total of $3,580,408,000 at that date, was restricted against the payment by the operating affiliates of cash dividends on common stock under terms of bond indentures or charters. SOUTHERN's investment in subsidiary companies is maintained on the equity method of accounting; however, under the applicable accounting requirements of the SEC, cash dividends are limited to SOUTHERN's retained earnings computed on the cost method of accounting ($411,933,000 at June 30, 1996). The equity in undistributed earnings of subsidiary companies, except for the $2,022,722,000 restricted under the terms of bond indentures or charters, will become available for payment of cash dividends by SOUTHERN as such amounts are paid to SOUTHERN by the subsidiary companies.

         Certain business combination transactions, including mergers, sales of assets or securities having a fair market value of $100,000,000 or more, liquidations, dissolutions, reclassifications or recapitalizations, between SOUTHERN or any of its subsidiaries and any beneficial owner of more than 5% of the outstanding voting stock of SOUTHERN or any affiliate of such owner must be approved by the holders of 75% of the outstanding voting stock and a majority of the outstanding voting stock held by persons other than such beneficial owner, unless approved by a majority of the "Disinterested Directors" (generally directors not affiliated with such beneficial owner) or certain minimum price and procedural requirements are met. These provisions may have the effect of delaying, deferring or preventing a change in control of SOUTHERN.

         The transfer agent and registrar for the common stock is Southern Company Services, Inc., Atlanta, Georgia.

                           LEGAL OPINIONS AND EXPERTS

         The legality of the Stock offered hereby has been passed upon by Troutman Sanders LLP, Atlanta, Georgia, counsel for SOUTHERN. Dewey Ballantine, New York, New York, will act as counsel for the underwriters, dealers, agents or purchasers and will render an opinion to them upon the legality of the Stock.

         The consolidated financial statements and schedules of SOUTHERN and its subsidiaries included in SOUTHERN's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         Statements as to matters of law and legal conclusions in SOUTHERN's Annual Report on Form 10-K for the year ended December 31, 1995, under "Item 1--Business-Competition", "Item 1--Business-Regulation" and

"Item 1--Business-Rate Matters" and under "Item 2--Properties-Titles to Property" relating to titles to property, have been reviewed as to the respective companies by Balch & Bingham, general counsel for ALABAMA and SEGCO, Troutman Sanders LLP, general counsel for GEORGIA, Beggs & Lane, general counsel for GULF, Eaton and Cottrell, P.A., general counsel for MISSISSIPPI, and Bouhan, Williams & Levy LLP, general counsel for SAVANNAH, and such statements insofar as they relate to the respective companies are made upon the authority of such firms as experts. G. Edison Holland, Jr., a partner of Beggs & Lane, is Vice President and Corporate Counsel of GULF. George W. Williams, a Director Emeritus of SAVANNAH, is of counsel to the firm of Bouhan, Williams & Levy LLP, and he and other members of such firm own an aggregate of 14,946 shares of common stock of SOUTHERN.

                              PLAN OF DISTRIBUTION

         SOUTHERN may sell the Stock at any time or from time to time to or through one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. To the extent required, any such underwriter, dealer or agent involved in the offer and sale of Stock will be named in an amendment or supplement to this Prospectus.

         Underwriters may offer and sell the Stock at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with sales of the Stock, underwriters may be deemed to have received compensation from SOUTHERN in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Stock for whom they may act as agent. Underwriters may sell Stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters or from the purchasers for whom they may act as agent.

         The Stock may also be sold directly to dealers acting as principals. A dealer may then resell Stock to the public at varying prices to be determined by such dealer at the time of resale. In addition, the Stock may be sold by SOUTHERN through agents designated by it from time to time, by means of (i) ordinary brokers' transactions, (ii) block transactions (which may involve crosses) in accordance with the rules of the New York Stock Exchange and other exchanges (the "Exchanges"), in which such agents may attempt to sell shares as agent but may position and resell all or a portion of the block as principal,
(iii) "fixed price offerings" off the floor of the Exchanges or "exchange distributions" and "special offerings" in accordance with rules of the Exchanges, or (iv) a combination of any such methods of sale, in each case at market prices prevailing at the time of sale in the case of transactions on the Exchanges and at negotiated prices related to prevailing market prices in the case of transactions off the floor of the Exchanges. In connection therewith, distributors' or sellers' commissions may be paid or allowed. The Stock also may be sold directly by SOUTHERN to any purchaser or purchasers.

         Any compensation paid by SOUTHERN to underwriters, dealers or agents in connection with the offering of Stock and any discounts, concessions or commissions allowed by underwriters to participating dealers, as well as other terms of offering, will be set forth in an amendment or supplement to this Prospectus to the extent required. Underwriters, dealers, agents and any other parties participating in any distribution of the Stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Stock may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). Underwriters, dealers and agents participating in any distribution of the Stock may be entitled, under agreements entered into with SOUTHERN, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

         Underwriters, dealers or agents with respect to the offering of the Stock may include one or more of the following: Robert W. Baird & Co. Incorporated; Bear, Stearns & Co. Inc.; J.C. Bradford & Co.; Alex. Brown & Sons Incorporated; Chase Securities Inc.; Chemical Securities, Inc.; Citicorp Securities, Inc.; Dain Bosworth

Incorporated; Daiwa Securities America Inc.; Dillon, Read & Co. Inc.; Donaldson, Lufkin & Jenrette Securities Corporation; A.G. Edwards & Sons, Inc.; EVEREN Securities, Inc.; CS First Boston Corporation; Goldman, Sachs & Co.; Interstate/Johnson Lane Corporation; Raymond James and Associates, Inc.; Edward
D. Jones & Co.; W.R. Lazard; Legg Mason Wood Walker Incorporated; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Keegan & Company, Inc.; J.P. Morgan Securities Inc.; Morgan Stanley & Co. Incorporated; Nomura Securities International, Inc.; PaineWebber Incorporated; Prudential Securities Incorporated; Pryor, McClendon, Counts & Co., Inc.; Rauscher Pierce Refsnes, Inc.; The Robinson-Humphrey Company, Inc.; L.F. Rothschild and Co. Incorporated; Salomon Brothers Inc; Smith Barney Inc.; Swiss Bank Corporation International Securities Inc.; Thomson McKinnon Securities Inc.; Tucker Anthony Incorporated; UBS Securities Inc.; Wertheim Schroder & Co. Incorporated; and Dean Witter Reynolds Inc.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have heretofore been filed by SOUTHERN with the SEC pursuant to the Exchange Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

    1.    Annual Report on Form 10-K for the year ended December 31, 1995.

    2.    Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

    3.    Current Report on Form 8-K dated February 21, 1996.

         All documents subsequently filed by SOUTHERN with the SEC pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Stock shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from their respective dates of filing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 14.  Other Expenses of Issuance and Distribution.

         The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by SOUTHERN are as follows:

                                                                                            Each
                                                                       Initial Sale     Additional Sale
                                                                       ------------     ---------------
         *Filing fee of Securities and Exchange Commission
           relating to registration statement                           $191,811        $   ----
         *Listing on New York Stock Exchange                             117,800            ----
          Cost of definitive stock certificates                            5,000           5,000
          Charges of transfer agent and registrar                          5,000           5,000
          Printing and preparation of registration statement,
            prospectus, etc.                                              15,000          15,000
          Fee of counsel for SOUTHERN, Troutman Sanders LLP               30,000          20,000
          Fee of accountants, Arthur Andersen LLP                         40,000          40,000
          Services of Southern Company Services, Inc.                     25,000          25,000
          Miscellaneous, including telephone charges
            and traveling expenses                                        11,000           8,000
                                                                         -------          ------

         Total                                                          $440,611         $118,000
                                                                         =======          =======

- -------------------------

         *Each Prospectus Supplement will reflect actual filing and listing fees based upon the amount of the related offering.


         Item 15.  Indemnification of Directors and Officers.

         Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the

Section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         The By-Laws of SOUTHERN provide in substance that no present or future director or officer of SOUTHERN shall be liable for any act, omission, step or conduct taken or had in good faith which is required, authorized or approved by order issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any state statute regulating SOUTHERN or its subsidiaries by reason of their being public utility companies or public utility holding companies, or any amendment to any thereof. In the event that such provisions are found by a court not to constitute a valid defense, each such director and officer shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in such By-Laws described.

         The By-Laws of SOUTHERN further provide as follows:

         "Each person who is or was a director or officer of the Corporation and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

         Expenses (including attorneys' fees) incurred by a director or officer of the Corporation with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Corporation."

         SOUTHERN has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

         Item 16.  Exhibits.

         Exhibit
         Number

         *1    Underwriting Agreement.

          4(a) Composite Certificate of Incorporation of SOUTHERN reflecting all amendments to date. (Designated in Registration No. 33-3546 as Exhibit 4(a), in Certificate of Notification, File No. 70-7341, as Exhibit A, and in Certificate of Notification, File No. 70-8181, as Exhibit A.)

          4(b) By-Laws of SOUTHERN as amended effective October 21, 1991 and presently in effect. (Designated in Form U-1, File No. 70-8181, as Exhibit A-2.)

          5    Opinion of Troutman Sanders LLP, counsel for SOUTHERN.

          23(a)Consent of Troutman Sanders LLP, counsel for SOUTHERN, is contained in Exhibit 5.

          23(b)Consent of Balch & Bingham, general counsel for ALABAMA and SEGCO.

          23(c) Consent of Troutman Sanders LLP, general counsel for GEORGIA.

          23(d) Consent of Beggs & Lane, general counsel for GULF.

          23(e)Consent of Eaton and Cottrell, P.A., general counsel for MISSISSIPPI.

          23(f)Consent of Bouhan, Williams & Levy LLP, general counsel for
               SAVANNAH.

          23(g) Consent of Arthur Andersen LLP.

          24   Powers of Attorney and resolution.

 -------------------

    *To be subsequently filed or incorporated by reference.

         Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission, and which were designated as noted above, are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

         Item 17.  Undertakings.

         (a)      Undertaking related to Rule 415 offering:

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3
                  of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)      Undertaking related to acceleration of effectiveness:

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 29th day of July, 1996.


                THE SOUTHERN COMPANY

                By:      A. W. Dahlberg, Chairman of the Board, President
                                           and Chief Executive Officer

                By:     /s/Wayne Boston
                        (Wayne Boston, Attorney-in-Fact)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature            Title                                     Date

         A. W. Dahlberg       Director and Chairman of the Board,
                              President and Chief Executive Officer
                              (Principal Executive Officer)


         W. L. Westbrook      Financial Vice President
                              (Principal Financial
                              and Accounting Officer)


         John C. Adams            )
         A. D. Correll            )
         Paul J. DeNicola         )
         Jack Edwards             )
         H. Allen Franklin        )
         L. G. Hardman III        )  Directors
         Elmer B. Harris          )
         William J. Rushton, III  )
         Gloria M. Shatto         )
         Gerald J. St. Pe'        )
         Herbert Stockham         )


By:  /s/Wayne Boston                                           July 29, 1996
       (Wayne Boston, Attorney-in-Fact)